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                                                                EXHIBIT 10.17(a)



                       INTERIM LOAN AND SECURITY AGREEMENT


               INTERIM LOAN AND SECURITY AGREEMENT, dated as of November 22, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between (i) PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation (the "Lender"), and (ii) AAMES CAPITAL CORPORATION, a California corporation (the "Borrower") and a subsidiary of Aames Financial Corporation, a Delaware corporation (the "Guarantor").


                                    RECITALS

               WHEREAS, Prudential Securities Incorporated has agreed to act from time to time as lead manager or co-manager or placement agent of one or more public or private offerings of residential loan pass-through certificates (the "Certificates") to be issued by one or more trusts to be sponsored by the Borrower; and

               WHEREAS, the Lender has agreed, subject to the terms and conditions contained herein, to provide interim funding from time to time to finance the origination or acquisition of fixed rate first, second or third mortgage lien loans ("Fixed Rate Mortgage Loans") or six-month LIBOR and one year CMT indexed floating rate first or second mortgage lien loans ("Floating Rate Mortgage Loans") (Fixed Mortgage Loans and Floating Rate Mortgage Loans, collectively, "Mortgage Loans"), which Mortgage Loans are identified for inclusion in one of two trusts (each, a "Designated Trust"), which Designated Trust (i) for the period from the date hereof to but excluding December 1, 1996, shall be Aames Mortgage Trust 1996-D, (ii) from December 1, 1996 to but excluding the initial Funding Termination Date, shall be Aames Mortgage Trust 1997-A, and (iii) if the Funding Termination Date is extended in accordance with
Section 2(a) hereof, for the period from the date of such extension to but excluding the Funding Termination Date so specified (such initial period and each such subsequent period, a "Funding Period"), shall be the trust specified in the Notice of Extension of Agreement delivered in accordance with Section 2(a) hereof, and which Mortgage Loans are to be pledged to secure the Advances to be made by the Lender hereunder, with the proceeds of the related Certificates to be used to repay such Advances;

               NOW, THEREFORE, the parties to this Agreement hereby agree as follows (an index of certain capitalized, defined terms appears in Section 22 of this Agreement):

               Section 1. The Advances. Subject to the terms of this Agreement, the Lender agrees to lend to the Borrower from time to time an aggregate principal amount outstanding, not to exceed at any one time outstanding an amount (the "Maximum Funding Amount") equal to (i) for the period from the date hereof to and including the initial Funding Termination


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Date, $125,000,000, and (ii) if the Funding Termination Date is extended in accordance with Section 2(a) hereof, for each subsequent Funding Period the amount specified in the Notice of Extension of Agreement delivered in accordance with Section 2(a) hereof in respect of such Funding Period, to be made in one or more advances (each an "Advance" and, collectively, "Advances"). Each Advance shall be made on a date other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to be closed or on which the New York Stock Exchange is closed (any such date, a "Business Day") that is prior to the Funding Termination Date (as defined below; each such date on which an Advance is made, a "Funding Date"); provided that:

               (a) the representations and warranties of the Borrower in Section 5 hereof and Schedule 1 hereto shall be true and correct on and as of such Funding Date as if made on and as of such date;

               (b) no Default or Event of Default shall have occurred and be continuing or would exist after the making of any Advance on such Funding Date;

               (c) if requested by the Lender, the Lender shall have conducted a due diligence review of the mortgage files relating to the Mortgage Loans, the results of which shall have been satisfactory to the Lender;

               (d) the Lender shall have received (i) a timely Notice of Borrowing as provided in Section 2(b) hereof, (ii) a Certification from the Custodian as provided in Section 2(b) hereof to the effect that the Custodian has reviewed the Mortgage Loan Documents relating to the Mortgage Loans being pledged in connection with the Advance being made on such Funding Date in the manner required by the Custodial Agreement and has found no material deficiencies in such Mortgage Loan Documents as so reviewed, and (iii) in connection with the first Advance, (A) a legal opinion from counsel to the Borrower and the Guarantor, in the form of Exhibit C attached hereto, (B) the Secured Note (as defined below), (C) the Custodial Agreement, and (D) a Guarantee, dated as of the date hereof, made by the Guarantor in favor of the Lender, substantially in the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time, the "Guarantee") in each case duly executed by the parties thereto;

               (e) the Borrower shall have delivered to the Custodian all documents to be delivered with respect to the Mortgage Loans being pledged on such Funding Date;

               (f) after the making of such Advance: (i) the outstanding principal amount of the aggregate of all Advances will not exceed the Maximum Funding Amount; (ii) the outstanding principal amount of the aggregate of all Advances made in respect of Fixed Rate Mortgage Loans will not exceed the lesser of (A) 102% of the aggregate par amount of all Fixed Rate Mortgage Loans held as Collateral and (B) 96.0% of the aggregate market value of all Fixed Rate Mortgage Loans held as Collateral; and (iii) the outstanding principal amount of the aggregate of all Advances made in respect of


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        Floating Rate Mortgage Loans will not exceed the lesser of (X) 102% of the aggregate par amount of all Floating Rate Mortgage Loans held as Collateral and (Y) 97.0% of the aggregate market value of all Floating Rate Mortgage Loans held as Collateral;

               (g) the Lender shall not have determined, in its sole discretion, that the Designated Trust is not reasonably likely to be established on substantially the terms agreed upon at the time of the specifying of the Designated Trust hereunder;

               (h) the Mortgage Loans in respect of which such Advance is proposed to be made shall not include any Specified Mortgage Loans (as defined in Section 7(h) hereof); and

               (i) any general conditions for the making of Advances, specified in Section 2 below, shall have been satisfied and will continue to be satisfied if such Advance is made.

               Section 2.  Terms and Conditions for All Advances.

               (a) Each outstanding Advance shall mature on the related Maturity Date (as defined below), and the obligation of the Lender to make any Advances hereunder shall terminate on March 31, 1997 (the "Funding Termination Date"); provided that the Funding Termination Date may be extended from time to time, in the sole and absolute discretion of the Lender, upon (i) the execution and delivery by the parties hereto of a Notice of Extension of Agreement substantially in the form of Exhibit B-1 annexed hereto, (ii) the delivery of an opinion of counsel to the Borrower substantially in the form of Exhibit B-2 annexed hereto and (iii) in connection with an increase of the Maximum Funding Amount to an amount greater than the then maximum principal amount of the Secured Note, the execution and delivery by the parties hereto of an Endorsement to the Secured Note, substantially in the form of Exhibit B-3 hereto.

               (b) If the Borrower wishes to receive an Advance, then the Borrower shall give the Lender written notice by no later than 2:00 p.m. (New York City time) two Business Days prior to a Funding Date of the amount of such Advance to be advanced on such Funding Date by delivering a Notice of Borrowing substantially in the form of Exhibit D attached hereto, and the Custodian shall have delivered a Certification no later than 2:00 p.m. (New York City time) one Business Day before such Funding Date.

               (c) Each Advance shall bear interest from the related Funding Date to but excluding the Maturity Date at a rate per annum equal to LIBOR plus 0.70% and thereafter as provided in Section 2(f). "LIBOR" shall mean the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR and, if such rate shall not be so quoted, the rate per annum at which deposits in U.S. dollars for a period of one month are offered by Morgan Guaranty Trust Company of New York (or such other prime bank in the London interbank market as the Lender shall designate) to prime banks in the London interbank market at approximately 11:00 a.m. (London Time) on the related Funding Date (for purposes of determining LIBOR, a


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Business Day being a Business Day on which dealings between banks may be carried on in the London interbank market). Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed.

               (d) Each outstanding Advance shall mature on the related maturity date specified for such Advance as set forth in the related Notice of Borrowing (the "Maturity Date"); provided that the Maturity Date shall, for any Advance, be no later than the earlier of (i) subject to the next succeeding proviso hereto, the applicable Funding Termination Date, and (ii) subject to Sections 2(m) and 2(n), below, the date upon which the Certificates related to the Mortgage Loans funded by such Advance shall be issued by the Designated Trust; provided, further, that the Lender shall have the option, in its sole discretion, to extend the Maturity Date of an Advance from time to time for a period of up to thirty (30) days by delivering to the Borrower notice of such election in the form of Exhibit E attached hereto no later than 5 days preceding the then scheduled Maturity Date of such Advance. If no such notice is delivered by the Lender, such Advance shall automatically become due and payable without any further action by the Lender on its Maturity Date, and in such event the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC"). The extension of the Maturity Date of any Advance beyond the applicable Funding Termination Date shall not be deemed to be an extension, renewal, or modification of the Lender's commitment to lend to the Borrower under this Agreement at any time after the Funding Termination Date.

               (e) The Advances are pre-payable at any time without premium or penalty, in whole or in part. Any amounts pre-paid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be borrowed in accordance with the terms of this Agreement. If the Borrower intends to prepay an Advance in whole or in substantial part from a source other than the proceeds of Certificates, the Borrower shall give two Business Days' prior notice thereof to the Lender.

               (f) If the Advances are not repaid in whole on the date when due, the Advances shall, commencing on such date, bear interest at a rate per annum equal to LIBOR plus 3.0% until repaid.

               (g) With respect to each Advance, LIBOR shall be determined initially as of the date of such Advance for the period from such date to but excluding the fifth calendar day of the month following the month in which such Advance was made (such fifth calendar day of a month and each succeeding fifth calendar day of a month, an "Interest Payment Date") and shall thereafter be determined as of each Interest Payment Date for the period from such date to but excluding the following Interest Payment Date.

               (h) Interest on each Advance is payable on each Interest Payment Date and on the Maturity Date for such Advance. In the event that an Advance is not repaid in full on the date when due, interest shall be payable thereafter on demand.


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               (i) The Advances shall be evidenced collectively by the secured promissory note of the Borrower in the form attached hereto as Exhibit A (the "Secured Note"). The Lender is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule annexed to the Secured Note and any such recordation shall be conclusive evidence of the accuracy of the amounts so recorded (absent manifest error); provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the rights and obligations of the Borrower hereunder or under the Secured Note.

               (j) Each Advance shall be repaid in full on the related Maturity Date, and the Lender shall release its security interest in and to the Mortgage Loans relating to a Designated Trust when all Advances relating thereto are so repaid.

               (k) If an Advance is not repaid in full when due, thereafter all payments and prepayments of the related Mortgage Loans shall be paid to the Lender as promptly as practicable following receipt of such payments but in any event no later than five Business Days following receipt thereof.

               (l)    If at any time,

                      (A) the aggregate outstanding principal amount of all Advances in respect of Fixed Rate Mortgage Loans exceeds the lesser of
        (i) 102% of the par amount of the Mortgage Loans held as Collateral for such Advances, and (ii) 96.0% of the aggregate market value of the Fixed Rate Mortgage Loans held as Collateral for such Advances, as determined by the Lender and notified to the Borrower on the third Business Day of each week (or, in the sole discretion of the Lender following notice to the Borrower, on any Business Day); or

                      (B) the aggregate outstanding principal amount of all Advances in respect of Floating Rate Mortgage Loans exceeds the lesser of (i) 102% of the par amount of the Mortgage Loans held as Collateral for such Advances, and (ii) 97.0% of the aggregate market value of the Floating Rate Mortgage Loans held as Collateral for such Advances, as determined by the Lender and notified to the Borrower on the third Business Day of each week (or, in the sole discretion of the Lender following notice to the Borrower, on any Business Day); or

                      (C) any monthly installment of any Mortgage Loan is delinquent for a period of not less than the period from the due date of such monthly installment to the due date of the immediately succeeding monthly installment;

the Borrower shall no later than one Business Day after receipt of notice of such excess or after such Mortgage Loan becomes delinquent, (X) prepay the related Advances (together with interest thereon) in part or in whole, (Y) pledge additional Collateral to the Lender, and/or (Z) in the case of clause (C) of this subsection (l) only, pledge one or more replacement Mortgage Loans having an aggregate unpaid principal amount of not less than the principal amount of


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such delinquent Mortgage Loan and otherwise meeting the requirements of this
Agreement and the Custodial Agreement, such that after giving effect to such prepayment, pledge or replacement, the unpaid principal amount of the Advances does not exceed the lesser of the amounts set forth in subclauses (A)(i) and
(A)(ii) or (B)(i) and (B)(ii), as applicable, of this subsection (l) and the condition described in clause (C) of this subsection (l) shall no longer exist with respect to any Mortgage Loan.

               (m) On the date which is the earlier of (i) the date Certificates shall be issued by Aames Mortgage Trust 1996-D, and (ii) December 31, 1996, the Borrower shall prepay the Advances made prior to the cut-off date for Aames Mortgage Trust 1996-D ("Pre-Cut-Off Date Advances") such that after giving effect to such prepayment, the aggregate outstanding principal amount of Pre-Cut-Off Date Advances does not exceed the lesser of (i) $25,000,000 and (ii) 20% of the aggregate principal amount of all Pre-Cut-Off Date Advances which were outstanding on such cut-off date.

               (n) Notwithstanding anything to the contrary in this Agreement, on the date that the Certificates shall be issued by Aames Mortgage Trust 1997-A, the Borrower shall prepay all Advances in respect of Mortgage Loans which were pledged to the Lender hereunder prior to the cut-off date for Aames Mortgage Trust 1996-D, and were not included in either Aames Mortgage Trust 1997-A or Aames Mortgage Trust 1996-D.

               (o) Notwithstanding anything to the contrary in this Agreement,
(i) if the Lender is unable, after good faith effort, to obtain a source of funds for the proposed Advance on substantially the same economic terms as are available to the Lender as of the date of this Agreement, and as a result the cost to the Lender of making such Advance is increased by an amount which the Lender deems material, the Lender shall not be obligated to make such Advance unless the Borrower agrees to pay the Lender any additional amounts necessary to compensate the Lender for such increased cost, as notified by the Lender to the Borrower, and (ii) the Lender shall have no obligation to make any Advance hereunder if there shall have occurred any material adverse change in (A) the financial condition of the Lender, (B) the financial markets generally or (C) the secondary market for Mortgage Loans. The Lender shall promptly notify the Borrower of any such determination by the Lender of any of the foregoing.

               (p) If any payment hereunder becomes due and payable, or any action hereunder is required to be taken, on a day other than a Business Day, the date for such payment or action shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall accrue at the then applicable rate during such extension.

               Section 3. Purpose of Advances. Each Advance shall be used to finance or refinance Mortgage Loans originated by the Borrower or to acquire Mortgage Loans from affiliates of the Borrower or unaffiliated third parties, in each case in arm's-length transactions.


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               Section 4. Mortgage Files and Custodian; Secured Obligations. (a)
In connection with each Advance, the Borrower shall deliver, or heretofore has delivered, to Bankers Trust Company of California, N.A., as custodian (the "Custodian") on behalf of the Lender, the documents and instruments listed in
Section 2 of that certain Custodial Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Custodial Agreement"), among the Borrower, the Lender, and the Custodian, and the Borrower shall further cause to be delivered to the Custodian the documents and instruments described in the last sentence of Section 2 of the Custodial Agreement as and to the extent required to be delivered to the Custodian pursuant thereto. All such Mortgage Loans, all such documents and instruments evidencing and relating to the Mortgage Loans (collectively, the "Mortgage Loan Documents"), together with all computer records and tapes relating thereto, and any proceeds thereof, are hereinafter referred to as the "Collateral". Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents on behalf of the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender a Certification (as defined in the Custodial Agreement) to the effect that it has reviewed such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

               (b) The Borrower hereby pledges and grants a security interest in all of its respective right, title and interest in and to the Collateral, now owned or hereafter acquired, to the Lender to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the security interests granted to the Lender hereunder.

               Section 5. Representations and Warranties. (a) The Borrower represents and warrants to the Lender that:

                      (i) It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California.

                      (ii) It is duly licensed as a licensee or is otherwise qualified in each state in which its ownership of property or the conduct of its business requires such licensure or qualification and where failure to be so licensed or qualified would have a material adverse effect on the business of the Borrower, on the Collateral, on the ability of the Borrower to pay or perform the Secured Obligations or on the rights and remedies of the Lender hereunder or under the Secured Note, the Custodial Agreement or the Guarantee, and the Borrower is in compliance in all material respects with each such state's applicable statutes, laws, rules and regulations. It has the requisite corporate power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Secured Note and the Custodial Agreement.


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                      (iii) It is solvent and is not in default under any
        mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by it of this Agreement, the Secured Note and the Custodial Agreement do not conflict with any term or provision of its articles of incorporation or by-laws or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over it and will not result in any violation of any such mortgage, instrument or agreement.

                      (iv) All financial statements or certificates of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to the Borrower's condition. All such financial statements have been prepared in accordance with GAAP. No financial statement or other financial information as of a date later than September 30, 1996, has been furnished by the Borrower to any lender that has not been furnished to the Lender.

                      (v) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Secured Note or the Custodial Agreement, where the failure to obtain any of the foregoing would materially adversely affect the business, operations, property or financial condition of the Borrower taken as a whole, the ability of the Borrower to perform its obligations under this Agreement, the Secured Note or the Custodial Agreement or the validity or enforceability of this Agreement, the Secured Note or the Custodial Agreement, except as have been obtained and are in full force and effect.

                      (vi) There is no action, proceeding or investigation pending or, to the best of its knowledge, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Custodial Agreement or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Custodial Agreement or the Secured Note, or (C) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Secured Note or the Custodial Agreement.

                      (vii) There has been no material adverse change in the business, operations, financial condition, properties or prospects of the Borrower since September 30, 1996.

                      (viii) This Agreement, the Secured Note and the Custodial Agreement have each been duly authorized, executed and delivered by the Borrower, all requisite corporate action having been taken, and each is legal, valid and binding and enforceable against the Borrower in accordance with its terms.


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                      (ix) Upon receipt by the Custodian of the Mortgage Loan
        Documents with respect to any Mortgage Loan and for so long as the Custodian maintains actual physical possession of such Mortgage Loan Documents, the Custodian shall have, for the benefit of the Lender, a fully-perfected first priority security interest in the Collateral with respect to such Mortgage Loan; provided however until such time as assignments of mortgage with respect to the Mortgage Loans are recorded in the appropriate office in the name of the Custodian (1) the Custodian may not independently be able to enforce a mortgage against the related mortgaged property or the related mortgagor, (2) the Borrower could record an assignment of such mortgage in the name of a third party or record a discharge and satisfaction of such mortgage with the result that, in the former case such third party could acquire the rights represented by such mortgage and, in the latter case, the lien of such mortgage could be discharged, with the result that such mortgage note would no longer be secured by the related property and (3) any notice which may be given to the record holder of a mortgage, including, without limitation, notices regarding the non-payment of real estate taxes, would instead be given to the Borrower.

               (b) With respect to every Mortgage Loan delivered or to be delivered to the Custodian, the Borrower makes the representations and warranties set forth in Schedule 1 hereof.

               Section 6. Rights of Lender; Limitations on Lender's Obligations.
(a) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Mortgage Loan Documents to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Mortgage Loan Document. The Lender shall not have any obligation or liability under any Mortgage Loan Document by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Mortgage Loan Document pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Mortgage Loan Document, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Mortgage Loan Document, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify parties to the Mortgage Loan Document to which it is a party that the Mortgage Loan Documents have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender. The Lender may in its own name or in the name of others communicate with parties to the Mortgage Loan Documents to verify with them to its satisfaction the existence, amount and terms of any Mortgage Loan Documents.


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               Section 7. Covenants. The Borrower covenants and agrees with the
Lender that, from and after the date of this Agreement until the obligations of the Borrower hereunder and under the Secured Note are paid in full:

                     (a) Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                     (b) Limitation on Liens on Collateral. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and the Borrower will take such other action as is necessary to remove, any lien, security interest or claim on or to the Collateral, other than the security interests created hereby, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

                     (c) Limitations on Modifications, Waivers and Extensions of Mortgage Loan Documents. The Borrower will not (i) amend, modify, terminate or waive any provision of any Mortgage Loan Document to which the Borrower is a party in any manner which could reasonably be expected to materially adversely affect the value of such Mortgage Loan Document as Collateral, (ii) fail to exercise promptly and diligently each and every material right which the Borrower may have under each such Mortgage Loan Document (other than any right of termination) where the failure to so act could materially adversely affect the Collateral relating to such Mortgage Loan Document or (iii) fail to deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any such Mortgage Loan Document other than any such demand, notice or document relating to the delinquency of a Mortgage Loan Document or the bankruptcy of the obligor thereunder.

                     (d) Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

                     (e) Limitation on Foreclosure. The Borrower will not take title to real estate mortgaged in connection with a Mortgage Loan, whether by means of a


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


        foreclosure action (judicial or non-judicial), acceptance of a deed in lieu of foreclosure, or any voluntary transfer, without the express written consent of the Lender.

                     (f) Notices. The Borrower will notify the Lender promptly, in reasonable detail and in accordance with Section 21 of this Agreement, (i) of any lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the Collateral, (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate market value of the Collateral or on the security interests created hereunder, (iii) of the existence of circumstances requiring the Borrower, or permitting the Lender to require the Borrower, to prepay the Advances pursuant to Section 2(l), Section 8(b) or Section 12 hereof and (iv) of any amendments or waivers to the covenants applicable to the Guarantor under that certain Indenture, dated as of February 1, 1995 (as amended from time to time, the "Aames Note Indenture"), between the Guarantor and Bankers Trust Company of California, N.A., as trustee, and relating to the issuance by the Guarantor of $23,000,000 of 10.50% Senior Notes due 2002 (the "Senior Notes").

                   (g) Compliance with Law. At all times after the Custodian has received a Mortgage Loan from the Borrower and until payment in full of the related Advances, the Borrower will not commit any act in violation of applicable laws, or regulations promulgated pursuant thereto.

                   (h) Further Inquiry in Event of Earthquake. In the event an earthquake occurs in, or affecting in any material respect, any geographic area (which may be identified by zip code) in which property is located that secures a Mortgage Loan that is proposed to be pledged, or has been pledged, as Collateral hereunder, and the Lender believes that, in light of the magnitude, duration and scope of the earthquake, the earthquake is reasonably likely to have caused material structural damage to one or more of such properties securing such Mortgage Loans, the Lender may request that the Borrower visually inspect such properties. In the event that the Borrower does not complete such inspection and notify the Lender of the results thereof no later than twenty Business Days following a request therefor, or such inspection reveals that the property is reasonably likely to have sustained material structural damage, (A) in the case of a Mortgage Loan that is proposed to be pledged as Collateral hereunder, the Lender shall not be obligated to make an Advance in respect of such Mortgage Loan, and (B) in the case of a Mortgage Loan that has been pledged as Collateral hereunder, such Mortgage Loan shall be deemed to be a Mortgage Loan in respect of which the Lender may require prepayment pursuant to Section 8(b) hereof (any Mortgage Loan referred to in the preceding clauses (A) and (B), together with any Mortgage Loan secured by property as to which the period of twenty Business Days referred to in the preceding sentence has not yet run, a "Specified Mortgage Loan").

                   (i) Line of Credit. The Borrower shall maintain in full force and effect the Mortgage Loan Warehousing Agreement, dated as of December 27, 1995, among the Borrower, the Guarantor, the lenders from time to time parties thereto and NationsBank of Texas, N.A., as co-agent and administrative agent, and First Interstate Bank of California, as co-agent, as amended by that certain First Amendment thereto dated as of February 20, 1996 (the "NationsBank Credit Agreement"), providing for a credit commitment of not less than $150,000,000 (or a substitute bank credit line with such lenders, providing for a credit commitment of not less than $150,000,000 and upon such terms as shall be satisfactory to the Lender) (the NationsBank Credit Agreement or such substitute credit agreement being referred to herein as the "Bank Credit Agreement"), and the Borrower shall not consent to any amendment, supplement or modification to the Bank Credit Agreement which would have a material adverse effect on the Lender's rights and remedies hereunder or under the Intercreditor Agreement, without the prior written consent of the Lender.

               Section 8. Repayment of Advances If Mortgage Loan Found Defective. (a) Upon discovery by the Borrower or the Lender of any breach of any of the representations and warranties listed in Section 5 hereof or Schedule 1 hereto or any inaccuracy in a Mortgage Loan Schedule (as defined in the Custodial Agreement), the party discovering such breach shall promptly give notice of such discovery to the other and to the Custodian.

               (b) The Lender has the right to require, in its sole discretion, the Borrower to prepay the amount of any Advance made in respect of any Mortgage Loan which breaches one or more of the representations and warranties listed in
Schedule 1 hereto (including, without limitation, any Specified Mortgage Loan), or in respect of which there is a material inaccuracy in the related Mortgage Loan Schedule, no later than one Business Day after notice from the Lender to the Borrower of such breach.

               Section 9. Release of Mortgage Files following Payment of Secured Obligations. The Lender agrees to cause to be delivered the documents and instruments held by the Custodian on the Lender's behalf pursuant to Section 4 hereof upon request of the Borrower upon payment in full of the Secured Obligations.

               Section 10. Servicing. The Borrower shall service and administer the Mortgage Loans with due care and in accordance with customary and prudent servicing procedures for mortgage loans of a similar type.

               Section 11. No Oral Modifications; Successors and Assigns. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Borrower. This Agreement shall be binding upon the successors and assigns of the parties hereto.

               Section 12. Collateral Report. Whether for delinquency or otherwise pursuant to Section 2(l) hereof, the Borrower shall provide the Lender, in electronic format (a) no later than two (2) days prior to each proposed Funding Date, and (b) no later than five (5) days following the end of each month, with an accurate listing and description of each Mortgage Loan held by the Custodian as Collateral as of the date of such notice, in the case of clause (a) of this sentence, or as of the last day of such month, in the case of clause (b) of this sentence. The Borrower shall provide to the Lender on the date of delivery of any replacement Mortgage Loans, as described in Section 2(l), a listing and description thereof in electronic format.

               Section 13. Events of Default. Any of the following shall constitute an event of default (an "Event of Default") hereunder (a "Default" being any of the following whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied):

                     (a) Failure of the Borrower to make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement or any other document evidencing or securing indebtedness of the Borrower to the Lender;

                     (b) Failure of the Borrower to prepay Advances or pledge additional Collateral when required to do so pursuant to Section 2(l),
        Section 2(m), Section 2(n), Section 8(b) or Section 12 hereof;

                     (c) Failure of the Borrower to observe or perform any other agreement contained in this Agreement thirty days after the occurrence of such failure to observe or perform;

                     (d) Any representation or warranty made by the Borrower herein (other than in Section 5(b) hereof and Schedule 1 hereto with respect to the Mortgage Loans, as to which the Borrower shall prepay the Advances or provide substitute Collateral in accordance with Section 8(b) or Section 12 hereof, as applicable) in connection with any Advance made hereunder or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Custodial Agreement, or any representation or warranty made or deemed made by the Guarantor in the Guarantee, shall prove to have been incorrect in any material respect on or as of the date made;

                     (e) Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender;

                     (f) The filing by or against the Borrower or any subsidiary of the Borrower or the Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower or such subsidiary or the Guarantor to secure dismissal of any such petition filed against it within thirty
        (30) days of such filing; the making of any general assignment by the Borrower or any subsidiary or the Guarantor for the benefit of creditors; the appointment of a receiver or trustee for the Borrower or any subsidiary or the Guarantor, or for any part of the Borrower or such subsidiary's or the

        Guarantor's assets; the institution by the Borrower or any subsidiary or the Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower or any subsidiary or the Guarantor; the institution of any such proceeding against the Borrower or any subsidiary or the Guarantor if the Borrower or such subsidiary or the Guarantor shall fail to secure dismissal thereof within thirty (30) days thereafter; the consent by the Borrower or any subsidiary or the Guarantor to any type of insolvency proceeding against the Borrower or such subsidiary or the Guarantor (under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section 13(f);

                     (g) Any materially adverse change in the business, operations, financial condition, properties or prospects of the Borrower or of any subsidiary or the Guarantor as determined by the Lender in its discretion or the existence of any other condition which, in the Lender's determination, constitutes an impairment of the Borrower's or such subsidiary's ability to perform their obligations under this Agreement or the Borrower's obligations under the Secured Note;

                     (h) Failure by the Borrower to service the Mortgage Loans in substantial compliance with the servicing standards set forth in
        Section 10 hereof;

                     (i) The Custodial Agreement or the Guarantee ceases to be in full force and effect, or any party thereto so asserts in writing;

                     (j) Default by the Guarantor in any payment of principal of or interest on the Senior Notes or in the observance or performance of any other agreement or condition relating to the Senior Notes or contained in the Aames Note Indenture or any other instrument or agreement evidencing, securing or relating thereto; or the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause, or to permit the holder or holders of the Senior Notes to cause, with the giving of notice if required, such Senior Notes to become due prior to the stated maturity of the Senior Notes; or

                     (k) (A) any event of default shall have occurred and be continuing under the Bank Credit Agreement, whether or not waived, (B) any default shall occur in the payment of any principal of or interest on (i) the Senior Notes or (ii) the Borrower's $115,000,000 Aames Financial Corporation 5-1/2% Convertable Subordinated Debentures, due March 15, 2006 (the "Subordinated Debentures"), beyond the applicable grace period, if any (not to exceed 30 days), provided in respect thereof, (C) any default shall occur in the payment of any principal of or interest on any other indebtedness of the Borrower (other than the Advances, the indebtedness under the Bank Credit Agreement, the Senior Notes or the Subordinated Debentures), aggregating $2,000,000 or more, or in the payment of any guarantee by the Guarantor or any of its Subsidiaries of any indebtedness of another person aggregating $2,000,000 or more, beyond the applicable grace period, if any (not to exceed 30 days), provided in the instrument creating such indebtedness or guarantee, or (D) any other default or event shall have occurred with respect to any of the foregoing indebtedness or such guarantees the effect of which is to cause, or permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such guarantees (or a trustee or agent therefor) to cause, such indebtedness to become due before its scheduled maturity date or such guarantees to become payable.

               Section 14. Remedies Upon Default. (a) Upon the happening of one or more Events of Default, the Lender may immediately declare the principal of all Advances under the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; provided that upon the occurrence of the Event of Default referred to in Section 13(f), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

               (b) Upon the happening of one or more Events of Default, the Lender shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower, and the Borrower shall deliver to the Lender such assignments of mortgage as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement.

               (c) Upon the happening of one or more Events of Default, the Lender shall have the right to collect and receive all further payments made on the Collateral, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, servicing retained or servicing released, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. The Lender shall be entitled to place the Mortgage Loans which it recovers after any default in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of collateral subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price as a commercially reasonable disposition of collateral subject to the applicable requirements of the New York UCC. The specification in this Section 14 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender. Upon disposition of the Collateral and repayment in full to the Lender of all amounts owing hereunder plus the reasonable expenses incurred (including fees and expenses of its counsel), the Lender shall promptly remit any remaining proceeds to the Borrower or as required by law or as a court of competent jurisdiction shall direct.

               Section 15. Indemnification and Expenses. (a) The Borrower agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the Secured Note, the Custodial Agreement, the Guarantee, any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement, the Secured Note, the Custodial Agreement, the Guarantee, or any transaction contemplated hereby or thereby, resulting from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan Document for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan Document, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Agreement, the Secured Note, the Custodial Agreement, the Guarantee or any transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured
Note is secured by the Collateral, the obligation of the Borrower under the Secured Note is a recourse obligation of the Borrower.

               (b) The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to this Agreement, the Secured Note, the Custodial Agreement, the Guarantee or any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of Lender's counsel, (ii) all the reasonable due diligence, inspection, testing and review costs and expenses incurred by the Lender (or a third-party contract underwriter that is both acceptable to the Lender and is acting on behalf of the Lender), with respect to Mortgage Loans pledged as Collateral under this Agreement and (iii) all the fees and expenses incurred by the Custodian in connection with its duties under the Custodial Agreement.

               (c) The Borrower's agreements in this Section 15 shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement.

               Section 16. Power of Attorney. The Borrower hereby authorizes the Lender (without requiring the Lender), at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

               Section 17. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

               Section 18. Limitation on Duties Regarding Preservation of Collateral. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

               Section 19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

               Section 20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 21. Notices. All written communications hereunder shall be mailed, telecopied or delivered to the respective addresses as listed in the Custodial Agreement or to such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

               Section 22. Certain Definitions. The following capitalized terms are defined in the corresponding sections specified below:

               "Aames Note Indenture" - Section 7(f).

               "Advance" - Section 1.

               "Agreement" - Introductory Clause.

               "Bank Credit Agreement" - Section 7(i).

               "Business Day" - Section 1.

               "Borrower" - Introductory Clause.

               "Certificates" - Recitals.

               "Certification" - Section 4(a).

               "Collateral" - Section 4(a).

               "Custodial Agreement" - Section 4(a).

               "Custodian" - Section 4(a).

               "Default" - Section 13.

               "Designated Trust" - Recitals.

               "Event of Default" - Section 13.

               "Fixed Rate Mortgage Loans" - Recitals.

               "Floating Rate Mortgage Loans" - Recitals.

               "Funding Date" - Section 1.

               "Funding Period" - Recitals.

               "Funding Termination Date" - Section 2(a).

               "Guarantee": - Section 1(d).

               "Guarantor" - Introductory Clause.

               "Interest Payment Date" - Section 2(g).

               "Lender" - Introductory Clause.

               "LIBOR" - Section 2(c).

               "Maturity Date" - Section 2(d).

               "Maximum Funding Amount" - Section 1.

               "Mortgage Loan Documents" - Section 4(a).

               "Mortgage Loans" - Recitals.

               "NationsBank Credit Agreement" - Section 7(i).

               "NY UCC" - Section 2(d).

               "Pre-Cut-Off Date Advances" - Section 2(m).

               "Secured Note" - Section 2(i).

               "Secured Obligations" - Section 4(b).

               "Senior Notes" - Section 7(f).

               "Specified Mortgage Loan" - Section 7(h).

               Section 23. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Section 24. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 11 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Section 25. Assignment. The Borrower may not assign its rights or delegate its obligations under this Agreement without the express written consent of the Lender. The Lender may assign its rights and obligations hereunder to any affiliate of the Lender upon written notice thereof to the Borrower.

               Section 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

               Section 27. Agreement Constitutes Security Agreement. This Agreement is intended by the parties hereto to be governed by New York law, and to constitute a security agreement within the meaning of the New York UCC.

               Section 28. Hypothecation or Pledge of Collateral. Nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with any of the Collateral or otherwise pledging, repledging, hypothecating, or rehypothecating any of the Collateral, but no such transaction shall relieve the Lender of its obligations to the Borrower under this Agreement or the Custody Agreement with respect to the Collateral or impair the Borrower's right to redeem the Collateral.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


Borrower:                            AAMES CAPITAL CORPORATION


                                     By:  /s/ GREGORY J. WITHERSPOON
                                        ----------------------------------------
                                       Name: Gregory J. Witherspoon
                                       Title:   Executive Vice President and
                                                Chief Financial Officer





Lender:                             PRUDENTIAL SECURITIES CREDIT
                                    CORPORATION


                                    By:  /s/ ELIZABETH W. CASTAGNA
                                        ----------------------------------------
                                       Name:  Elizabeth W. Castagna
                                       Title:

                                                                      Schedule 1


                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                        IN RESPECT OF THE MORTGAGE LOANS




               The Borrower represents and warrants to the Lender as to each Mortgage Loan as follows:

               (a) The information in respect of the Mortgage Loan set forth in the related Mortgage Loan Schedule is true and correct;

               (b) The Mortgage Loan is being and will be serviced by the Borrower or by a third-party subservicer reasonably acceptable to the Lender;

               (c) The mortgage note related to the Mortgage Loan bears a fixed-rate of interest or a floating rate of interest tied to six-month LIBOR or one-year CMT;

               (d) The Mortgage Loan and all accompanying documents are complete and authentic and all signatures are genuine, and the mortgage related to the Mortgage Loan is a valid and subsisting first, second or (but only if such Mortgage Loan is a Fixed Rate Mortgage Loan) third lien on real property subject
(i) in the case of any second Mortgage Loan, only to a lien of a first mortgage on such real property, (ii) in the case of any third Mortgage Loan, only to a lien of a first and a second mortgage on such real property and (iii) in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title in respect of the related Mortgage Loan, which exceptions are generally acceptable to prudent home equity mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage;

               (e) To the best of the Borrower's knowledge, there is no delinquent tax or assessment lien on any real property mortgaged in connection with the related Mortgage Loan;

               (f) All parties to the Mortgage Loan Documents had legal capacity to execute them and each such document has been duly and properly executed by such parties; the Mortgage Loan arose from a bona fide loan and is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury (each rescission period under applicable federal, state or local law having expired), nor will the operation of any of the terms of the related mortgage note or the related mortgage, or the exercise of any right thereunder, render either such mortgage note or such mortgage (i) unenforceable in whole or in part, or (ii) subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (g) To the best of the Borrower's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any real property mortgaged in connection with the related Mortgage Loan which is or may be a lien prior to, or equal with, the lien of mortgage securing the related Mortgage Loan except those which are insured against by a title insurance policy;

               (h) All disclosures relating to the Mortgage Loan required by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Rescission required by said statute and regulation have been properly made and given, and the Mortgage Loan, at the time it was made, otherwise complied in all material respects with applicable state and federal laws and regulations, including, without limitation, equal credit opportunity laws;

               (i) With respect to the Mortgage Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company generally acceptable to prudent mortgage lending companies and authorized to transact business in the state in which the real property mortgaged in connection with such Mortgage Loan is situated (together with a condominium endorsement, if applicable, in an amount at least equal to the original principal amount of such Mortgage Loan), insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the mortgage (subject to the exception noted in paragraph (r)), was effective on the date of the origination of such Mortgage Loan and as of the related Funding Date for an Advance in connection with such Mortgage Loan; such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect;

               (j) The improvements upon the real property mortgaged in connection with the related Mortgage Loan are covered by a valid and existing hazard insurance policy (that also provides for fire and extended coverage) with a generally acceptable carrier;

               (k) If obtainable, a flood insurance policy is in effect with respect to the real property, mortgaged in connection with the related Mortgage Loan and located in a flood zone, with a generally acceptable carrier for a commercially reasonable amount;

               (l) The Mortgage Loan Documents for the Mortgage Loan are the legal, valid and binding obligation of the maker thereof and are enforceable in accordance with their terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law);

               (m) The Borrower has performed any and all acts required to be performed to preserve the rights and remedies of the Lender in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Lender;

               (n) The terms of the original mortgage note and the original mortgage related to the Mortgage Loan have not been impaired, altered or modified in any material respect, except by a written instrument and a certified copy (as defined in Section 2 of the Custodial Agreement) of which has been delivered to the Lender or the Custodian; the substance of any such alteration or modification is reflected on the Mortgage Loan Schedule; the original mortgage was recorded (or will be duly submitted for recordation as of the time of origination of the related Mortgage Loan and the Lender or the Custodian has been provided with such a certified copy thereof), and all subsequent assignments of such mortgage have been recorded (or will be duly submitted for recordation and the Lender or the Custodian has been provided with such a certified copy thereof) in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Borrower;

               (o) No monetary default has occurred in any provisions of the Mortgage Loan that would have caused or will cause a prepayment of Advances made in respect of the Mortgage Loan pursuant to Section 12 of the Agreement, no non-monetary default has occurred in any provisions of the Mortgage Loan, no instrument of release or waiver has been executed in connection with the Mortgage Loan, and no borrower in respect of such Mortgage Loan has been released, in whole or in part;

               (p) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid;

               (q) There is no proceeding pending or, to the best of the Borrower's knowledge, threatened, for the total or partial condemnation of the real property mortgaged in connection with the related Mortgage Loan, nor is such a proceeding currently occurring; such property is in average repair; such property has not been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty or otherwise damaged so as to affect adversely the value of such real property as security for the Mortgage Loan or the use for which the premises were intended;

               (r) To the best of the Borrower's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the real property mortgaged in connection with the related Mortgage Loan lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such real property except those identified in the related title insurance policy and which are affirmatively insured against;

               (s) To the best of the Borrower's knowledge, no improvement located on or being part of the real property mortgaged in connection with the related Mortgage Loan is in violation of any applicable zoning law or regulation. To the best of the Borrower's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such real property and, with respect to the use and occupancy of the same, including (but not limited to) certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such real property is lawfully occupied under applicable law;

               (t) The mortgage note related to the Mortgage Loan is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding mortgage;

               (u) No Mortgage Loan was originated under a buy down plan (whereby the seller of the mortgaged property or any third party, other than the mortgagor, has agreed, or is obligated, to supplement or pay a portion of the mortgagor's mortgage payments in respect of such Mortgage Loan);

               (v) There is no obligation on the part of the Borrower or any other party to make payments in addition to those made by the borrower in respect of the Mortgage Loan, except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payment, to be made by such borrower;

               (w) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

               (x) With respect to the Mortgage Loan secured by a second priority mortgage, either (i) no consent for the Mortgage Loan is required by the holder of the related first mortgage, or (ii) such consent has been obtained and is part of the Mortgage Loan Documents;

               (y) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the real property mortgaged in connection with the Mortgage Loan is located, and
(2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

               (z) The mortgage related to the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the real property mortgaged in connection with the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

               (aa) The mortgage related to the Mortgage Loan contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the real property mortgaged in connection with such Mortgage Loan of the benefits of the security, including,
(i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the mortgagor which would materially interfere with the right to sell such real property at a trustee's sale or the right to foreclose such mortgage;

               (bb) There is no monetary default, breach, violation or event of acceleration existing under the mortgage or the mortgage note for the related Mortgage Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, breach, violation or event of acceleration that has or will cause a prepayment of Advances made in respect of such Mortgage Loan pursuant to Section 12 of the Agreement; there is no non-monetary default, breach, violation or event of acceleration existing under the mortgage or the mortgage note for the related Mortgage Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a non-monetary default, breach, violation or event of acceleration; and the Borrower has not waived any monetary or non-monetary default, breach, violation or event of acceleration in respect of the mortgage or the mortgage note for the related Mortgage Loan;

               (cc) The Mortgage Loans were not selected by the Borrower on any basis intended to adversely affect the value of the Lender's security interest therein;

               (dd) A full appraisal was performed in connection with the real property mortgaged in connection with the Mortgage Loan;

               (ee) To the best of the Borrower's knowledge, (i) there has not occurred, nor has any person or entity alleged that there has occurred, upon the real property securing the Mortgage Loan, any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous or toxic substance or regulated wastes, and (ii) there exists no violation of any local, state or federal environmental law, rule or regulation with respect to the real property securing the Mortgage Loan;

               (ff) The Mortgage Loan meets the eligibility requirements of the insurer, if any, providing credit enhancement for the Designated Trust; and

               (gg) The Borrower held good and indefeasible title to, and was the sole owner of, the Mortgage Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others or other liens released simultaneously with such pledge.

                                                                       Exhibit A
                                  SECURED NOTE

$125,000,000.00                                                November 22, 1996
                                                              New York, New York

               FOR VALUE RECEIVED, AAMES CAPITAL CORPORATION, a California corporation (the "Borrower"), hereby promises to pay to the order of PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation (the "Lender"), whose address is One New York Plaza, New York, New York 10292, in lawful money of the United States of America, the lesser of (a) ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00) and (b) the outstanding principal amount of all Advances (as defined in the Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the that certain Interim Loan and Security Agreement, dated as of November 22, 1996 (as amended or otherwise modified from time to time, the "Agreement"), by and between the Lender and the Borrower, plus interest thereon from the date of each such Advance as provided in the Agreement. All such payment obligations (whether in respect of the aggregate principal amount of outstanding Advances made, interest thereon, or other payment obligations of the Borrower under the Agreement) shall be made in lawful money of the United States of America, in immediately available funds, on the dates and in the amounts specified in, or determined in accordance with, the Agreement.

               The holder of this Secured Note is authorized to record the date and amount of each Advance, and the date and amount of each repayment of principal thereof, on the schedule annexed hereto, and any such recordation shall be conclusive evidence of the accuracy of the amounts so recorded (absent manifest error); provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

               It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Secured Note (the "Maximum Rate"), and if the provisions for interest contained in this Secured Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

               All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the Agreement, or to such other place as the Lender may from time to time direct by written notice to the Borrower. Payments remitted by the Borrower via wire transfer initiated after 4:00 p.m. New York City time shall be deemed to be received on the next Business Day.

               The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this

Secured Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

               Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Secured Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

               The Borrower, and any indorsers or guarantors hereof (including, without limitation, the Guarantor), (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Secured Note, (b) expressly agree that this Secured Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Secured Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Secured Note, to first institute or exhaust the Lender's remedies against such Borrower or any other party liable hereon or against any Collateral for this Secured Note. No extension of time for the payment of this Secured Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Secured Note, shall affect the liability under this Secured Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

               Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Secured Note.

               Reference is made to the Agreement for provisions concerning mandatory principal repayments, Collateral, acceleration and other material terms affecting this Secured Note.

               THIS SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS SECURED NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS SECURED NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.


                            AAMES CAPITAL CORPORATION

                                         By: _______________________________
                                             Name:
                                             Title:

                            Schedule to Secured Note


                              Schedule of Advances


                                                      Amount
                                                      of                             Total
                        Amount of                     Principal                      Principal
Date                    Advance                       Repaid                         Outstanding
----                    -------                       ---------                      -----------
-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

-------------           $----------------             $----------------              ----------------

                                                                     Exhibit B-1


                 NOTICE OF EXTENSION OF AGREEMENT NO. __________

Prudential Securities Credit Corporation
One New York Plaza, 12th Floor
Whole Loan Operations
New York, New York  10292-2012
Attention:  Mr. Dan Lynch
Telecopy:  212-778-8876
Confirmation:  212-778-7462

               1. Pursuant to the Interim Loan and Security Agreement, dated as of November 22, 1996 (as amended from time to time, the "Agreement"), between you and Aames Capital Corporation (the "Borrower"), the undersigned Borrower hereby requests:

               (i) that the Funding Period be extended to the period from [insert date] to but excluding [insert date] (the "Termination Date");

               (ii) that the Maximum Funding Amount be for the Funding Period as so extended [be increased/decreased to] [remain][ [$__________]; and

               (iii) that the Designated Trust in respect of the Advances to be made during the Funding Period as so extended be [insert name of trust].

The undersigned Borrower agrees that, upon acceptance by the Lender of this Notice of Extension of Agreement No. ___ by signing and dating the same below, the Borrower will be bound by the terms of the Agreement as amended by this Notice of Extension of Agreement in the manner set forth in this paragraph 1.

               2. The undersigned Borrower hereby certifies that the following statements are true and correct on the date hereof and shall be true and correct on the date of the extension of the Funding Termination Date requested herein, before and after giving effect thereto:

        A. Each of the representations and warranties contained in the Agreement, the Custodial Agreement and the Guarantee is true and correct in all material respects; provided that the reference to September 30, 1996 in Section 5(a)(iv) of the Agreement shall be deemed to be a reference to [insert date of most recently delivered financial statements]; and

        B.     No Default or Event of Default has occurred and is continuing.

               3. Unless otherwise defined in this Notice of Extension of Agreement No. ___, terms defined in the Agreement shall have their defined meanings when used herein.

               4. Except as expressly modified by this Notice of Extension of Agreement No. ___, the Agreement shall be in full force and effect.

               5. This Notice of Extension of Agreement No. ___ and the rights and obligations of the parties hereunder and under the Agreement as amended hereby shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

               6. The undersigned Borrower is delivering herewith to the Lender an opinion of counsel to the Borrower, substantially in the form of Exhibit B-2 to the Agreement [and an Endorsement to the Secured Note, substantially in the form of Exhibit B-3 to the Agreement.]1

               IN WITNESS WHEREOF, the undersigned Borrower has caused this Notice of Extension of Agreement No. ___ to be executed and delivered by its proper and duly authorized officers as of the day and year first above written.

                               AAMES CAPITAL CORPORATION

                               By: _______________________________
                                   Name:
                                   Title:

AGREED TO AND ACCEPTED:

PRUDENTIAL SECURITIES CREDIT
CORPORATION

By: ________________________
    Name:
    Title:

Date: ______________________


------------------
1 Required if the Maximum Funding Amount is being increased to an amount greater than the then maximum principal amount of the Secured Note.

                                                                     Exhibit B-2


            [LETTERHEAD OF COUNSEL TO THE BORROWER AND THE GUARANTOR]



                              _____________, 199__





Prudential Securities Credit Corporation
One New York Plaza
New York, New York  10292-2012

Gentlemen:

               I am counsel to Aames Capital Corporation, a California corporation (the "Borrower"), and Aames Financial Corporation, a Delaware corporation (the "Guarantor"), and have acted as such in connection with the execution and delivery of the following documents:

               (i) the Interim Loan and Security Agreement, dated as of November 22, 1996 (the "Interim Loan Agreement"), between Prudential Securities Credit Corporation (the "Lender") and the Borrower;

               (ii) the Secured Note (the "Note") dated November__, 1996, made by the Borrower in favor of the Lender [and the Endorsement, dated __________ __, 199_, to the Secured Note (the "Endorsement")];

               (iii) the Custodial Agreement, dated as of November 22, 1996, (the "Custodial Agreement"), among the Borrower, the Lender and Bankers Trust Company of California, N.A. (the "Custodian");

               (iv) the Intercreditor and Joint Shipment Agreement, dated as of November 22, 1996 (the "Intercreditor Agreement"), among NationsBank of Texas, N.A. and the Custodian, as joint custodians, the Lender and the Borrower;

               (v) the Guarantee, dated as of November 22, 1996 (the "Guarantee"), made by the Guarantor in favor of the Lender; and

              (vi) the Notice of Extension of Agreement No. __ , dated __________, 199_ (the "Notice of Extension"), between the Borrower and the Lender.

               This opinion is being delivered to you pursuant to Section 2(a) of the Interim Loan Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Interim Loan Agreement.

               I have examined executed copies of the Interim Loan Agreement, the Note, the Intercreditor Agreement, the Custodial Agreement, the Guarantee [,the Endorsement] and the Notice of Extension. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower, and such certificates of public officials, certificates of corporate officers, and other documents, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions hereinafter expressed I have assumed that each party to each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement (other than the Borrower) has the corporate power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement by the parties thereto (other than the Borrower) and (iii) the validity and binding effect on the parties thereto (other than the Borrower) of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement.

               The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

               (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.

               (b) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

               Based upon the foregoing, I am of the opinion that:

               1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. The Borrower has the corporate power and legal right to execute and deliver [the Endorsement and] the Notice of Extension, to borrow under the Interim Loan Agreement, as amended by the Notice of Extension, and the Note [as amended by the Endorsement], and to grant liens under the Interim Loan Agreement, as amended by the Notice of Extension, and has taken all necessary corporate action to authorize such borrowing and such granting of liens upon the terms and conditions of the Interim Loan Agreement, as amended by the Notice of Extension, and to authorize the execution and delivery of the Notice of Extension. The Borrower is duly licensed as a licensee or is otherwise qualified in each state in which its ownership of property or the conduct of its business requires such licensure or qualification and where failure to be so licensed or qualified would have a material adverse effect on the business of the Borrower, on the Collateral, on the ability of the Borrower to pay or perform the Secured Obligations or on the rights and remedies of the Lender under the Interim Loan Agreement, the Note, the Custodial Agreement, the Intercreditor Agreement or the Guarantee, and the Borrower is, to our knowledge, in compliance in all material respects with each such state's applicable statutes, laws, rules and regulations. No consent of any other Person (including, without limitation, stockholders of the Borrower), and no consent, license, permit, approval or authorization of, or registration or declaration with, any governmental authority, bureau of agency is required connection with the execution and delivery of [the Endorsement and] the Notice of Extension or the enforceability of each of the Interim Loan Agreement, as amended by the Notice of Extension, and the Note [as amended by the Endorsement].

               3. Each of the Interim Loan Agreement, as amended by the Notice of Extension, the Note [as amended by the Endorsement], the Intercreditor Agreement and the Custodial Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

               4. The Guarantee constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

               5. The execution and delivery of the Notice of Extension and the performance of each of the Interim Loan Agreement, as amended by the Notice of Extension, and the Note [as amended by the Endorsement] will not violate any provision of any existing Federal laws or the laws of the State of California or of the charter or by-laws of the Borrower or of any mortgage, indenture, contract or other undertaking to which, to the best of my knowledge (after due inquiry), the Borrower is a party or which is binding upon it or its assets, and, to the best of my knowledge (after due inquiry), will not result in the creation or imposition of any lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

               6. No litigation or administrative proceeding of or before any governmental authority or court is currently pending, or, to the best of my knowledge (after due inquiry), threatened, against the Borrower or its assets, the liability with respect to which is likely to be material to the financial position or results of operations of the Borrower.

               7. Assuming that the Lender acquired the promissory notes (the "Mortgage Notes") evidencing the Mortgage Loans for value, the Interim Loan Agreement, as amended by the Notice of Extension, creates in favor of the Lender a security interest under the Uniform Commercial Code (the "UCC") as currently in effect in New York in all rights of the Borrower in the Mortgage Notes. Provided that on the date hereof (i) the Custodian has acquired and maintains continuous possession of the Mortgage Notes within the State of California and (ii) the Custodian is acting on behalf of the Lender in accordance with the terms of the Custodial Agreement and no other agreements or understandings, written or oral, govern the relationship between the Custodian and the Lender, then, the security interest in the Mortgage Notes granted by the Borrower to the Lender will be, on the date of possession of the Mortgage Notes by the Custodian, perfected and prior to any other security interest which can be perfected under the Uniform Commercial Code as currently in effect in California.

               I am admitted to practice law in the State of California, and the foregoing opinions are limited to the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California. I note that the Interim Loan Agreement, the Note, the Custodial Agreement and the Guarantee are governed by the law of the State of New York and, with your consent, I have assumed for purposes of Paragraphs 3, 4 and the first sentence of Paragraph 11 of this opinion that the the law of the State of New York is identical to the law of the State of California.


                                     Sincerely yours,

                                                                     Exhibit B-3



                                  SECURED NOTE
                               ENDORSEMENT NO. ___


                                                             _____________, 199_


               The undersigned Borrower hereby agrees with Prudential Securities Credit Corporation (the "Lender") that the Secured Note of the Borrower, dated November 22, 1996, as it may have been previously amended by endorsement, in the maximum principal amount of $__________, to which this Secured Note Endorsement No. __ is attached, is hereby amended by changing the maximum principal amount of the Secured Note to $_________.

               This Secured Note Endorsement No. __ is given as a renewal, rearrangement and extension of the obligations of the Borrower to the Lender under the Secured Note and is not given in substitution therefor or extinguishment thereof. The Borrower hereby authorizes the Lender to attach this Secured Note Endorsement No. __ to the Secured Note.

Borrower:                              AAMES CAPITAL CORPORATION

                                       By:_____________________________
                                          Name:
                                          Title:


Lender:                                PRUDENTIAL SECURITIES CREDIT
                                         CORPORATION

                                       By:______________________________
                                          Name:
                                          Title:

                                                                       Exhibit C


              [Letterhead of Counsel to Aames Capital Corporation]


                                November 22, 1996





Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, CA 92714

Prudential Securities Credit Corporation
One New York Plaza
New York, New York 10292-2012

Gentlemen:

               I am counsel to Aames Capital Corporation, a California corporation (the "Borrower"), and Aames Financial Corporation, a Delaware corporation (the "Guarantor"), and have acted as such in connection with the execution and delivery of the following documents:

               (i) the Interim Loan and Security Agreement, dated as of November 22, 1996 (the "Interim Loan Agreement"), between Prudential Securities Credit Corporation (the "Lender") and the Borrower;

               (ii) the Secured Note (the "Note") dated November 22, 1996, made by the Borrower in favor of the Lender;

               (iii) the Custodial Agreement, dated as of November 22, 1996 (the "Custodial Agreement"), among the Borrower, the Lender and Bankers Trust Company of California, N.A. (the "Custodian");

               (iv) the Intercreditor and Joint Shipment Agreement, dated as of November 22, 1996 (the "Intercreditor Agreement"), among NationsBank of Texas, N.A. and the Custodian, as joint custodians, the Lender and the Borrower; and

               (v) the Guarantee, dated as of November 22, 1996 (the "Guarantee"), made by the Guarantor in favor of the Lender.

               This opinion is being delivered to you pursuant to subsection 1(d)(iii)(A) of the Interim Loan Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Interim Loan Agreement.

               I have examined executed copies of the Interim Loan Agreement, the Note, the Custodial Agreement, the Intercreditor Agreement and the Guarantee. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower, and such certificates of public officials, certificates of corporate officers, and other documents, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions hereinafter expressed I have assumed that each party to each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement (other than the Borrower) has the corporate power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement by the parties thereto (other than the Borrower) and (iii) the validity and binding effect on the parties thereto (other than the Borrower) of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement.

               The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

               (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.

               (b) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

               Based upon the foregoing, I am of the opinion that:

               1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               3. The Borrower has the corporate power and legal right to enter into each of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement, to borrow under the Interim Loan Agreement and the Note and to grant liens under the Interim Loan Agreement and has taken all necessary corporate action to authorize such borrowing and such granting of liens upon the terms and conditions of the Interim Loan Agreement and to authorize the execution, delivery and performance of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement. The Borrower is duly licensed as a licensee or is otherwise qualified in each state in which its ownership of property or the conduct of its business requires such licensure or qualification and where failure to be so licensed or qualified would have a material adverse effect on the business of the Borrower, on the Collateral, on the ability of the Borrower to pay or perform the Secured Obligations or on the rights and remedies of the Lender under the Interim Loan Agreement, the Note, the Custodial Agreement, the Intercreditor Agreement or the Guarantee, and the Borrower is, to our knowledge, in compliance in all material respects with each such state's applicable statutes, laws, rules and regulations. No consent of any other Person (including, without limitation, stockholders of the Borrower), and no consent, license, permit, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution and delivery or enforceability of each of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement.

               4. The Guarantor has the corporate power and legal right to enter into the Guarantee and to guaranty obligation pursuant thereto and has taken all necessary corporate action to authorize the execution, delivery and performance of the Guarantee. The Guarantor is duly licensed as a licensee or is otherwise qualified in each state in which its ownership of property or the conduct of its business requires such licensure or qualification and where failure to be so licensed or qualified would have a material adverse effect on the business of the Guarantor, on the Collateral, on the ability of the Guarantor to pay or perform its obligations under the Guarantee or on the rights and remedies of the Lender under the Interim Loan Agreement, the Note, the Custodial Agreement, the Intercreditor Agreement or the Guarantee, and the Guarantor is, to our knowledge, in compliance in all material respects with each such state's applicable statutes, laws, rules and regulations. No consent of any other Person (including, without limitation, stockholders of the Guarantor), and no consent, license, permit, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution and delivery or enforceability of the Guarantee.

               5. Each of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

               6. The Guarantee constitutes the legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

               7. The execution, delivery and performance by the Borrower of each of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement will not violate any provision of any existing law, rule or regulation of the Federal government or the State of California or of the charter or by-laws of the Borrower or of any mortgage, indenture, contract or other undertaking to which, to the best of my knowledge (after due inquiry), the Borrower is a party or which is binding upon it or its assets, and, to the best of my knowledge (after due inquiry), will not result in the creation or imposition of any lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

               8. The execution, delivery and performance by the Guarantor of the Guarantee will not violate any provision of any existing law, rule or regulation of the Federal government or the State of California or of the charter or by-laws of the Guarantor or of any mortgage, indenture, contract or other undertaking to which, to the best of my knowledge (after due inquiry), the Guarantor is a party or which is binding upon it or its assets, and, to the best of my knowledge (after due inquiry), will not result in the creation or imposition of any lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

               9. No material litigation or administrative proceeding of or before any governmental authority or court is presently pending, or, to the best of my knowledge (after due inquiry), threatened, against the Borrower or the Guarantor or its respective assets.

               10. Assuming that the Lender acquired the promissory notes (the "Mortgage Notes") evidencing the Mortgage Loans for value, the Interim Loan Agreement creates in favor of the Lender a security interest under the Uniform Commercial Code (the "UCC") as currently in effect in New York in all rights of the Borrower in the Mortgage Notes. Provided that on the date hereof (i) the Custodian has acquired and maintains continuous possession of the Mortgage Notes within the State of California and (ii) the Custodian is acting on behalf of the Lender in accordance with the terms of the Custodial Agreement and no other agreements or understandings, written or oral, govern the relationship between the Custodian and the Lender, then, the security interest in the Mortgage Notes granted by the Borrower to the Lender will be, on the date of possession of the Mortgage Notes by the Custodian, perfected and prior to any other security interest which can be perfected under the Uniform Commercial Code as currently in effect in California.

               I am admitted to practice law in the State of California, and the foregoing opinions are limited to the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California. I note that the Interim Loan Agreement, the Note, the Custodial Agreement and the Guarantee are governed by the law of the State of New York and, with your consent, I have assumed for purposes of Paragraphs 5, 6 and the first sentence of Paragraph 11 of this opinion that the the law of the State of New York is identical to the law of the State of California.

                                Sincerely yours,

                                                                       Exhibit D





                        NOTICE OF BORROWING NO. ________





Prudential Securities Credit Corporation
One New York Plaza, 12th Floor
Whole Loan Operations
New York, New York
Attention:  Mr. Jonathan Rochlin
Telecopy:  212-778-7462
Confirmation:  212-778-8876

               Pursuant to the Interim Loan and Security Agreement, dated as of November 22, 1996 (as amended from time to time, the "Agreement"), between you and Aames Capital Corporation (the "Borrower"), the undersigned Borrower hereby gives notice of its election to request an Advance and, in connection therewith, sets forth below the following information (all capitalized terms used herein shall have the meaning specified therefor in the Agreement):

        1. The Advance is being made in respect of Mortgage Loans to be sold to [Name of Trust] (the "Designated Trust").

        2.     The principal amount of the requested Advance is $___________.

        3. The Business Day on which this Advance is to be made is ___________, 199__ (the "Funding Date") [no earlier than [three] following the date hereof].

        4. The date on which this Advance shall mature is ___________, 199__ [the Funding Termination Date], or, if earlier, the date upon which the Certificates related to the Mortgage Loans funded by such Advance shall be issued by the Designated Trust.

        5. Attached hereto is a copy of the Mortgage Loan Schedule (as defined in the Custodial Agreement) being submitted to the Custodian in connection with the Advance requested hereby.

               The undersigned hereby certifies that the following statements are true and correct on the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto:

        A. Each of the representations and warranties contained in the Agreement and the Custodial Agreement are true and correct in all material respects; and

        B.      No Default or Event of Default has occurred and is continuing.

                              AAMES CAPITAL CORPORATION

                              By:____________________________________________
                              Name:__________________________________________
                              Title:_________________________________________
                              Date:___________________________________, 199__

                                                                       Exhibit E

                               NOTICE OF EXTENSION

               Reference is made to the Interim Loan and Security Agreement, dated as of November 22, 1996 (as amended from time to time, the "Agreement"), among Prudential Securities Credit Corporation (the "Lender") and Aames Capital Corporation (the "Borrower").

               The Lender hereby notifies the Borrower pursuant to Section 2(d) of the Agreement that with respect to the Advance made on _________ __, 199_, the Lender hereby extends the date on which the Advance matures through __________ __, 199_1, on which date such Advance shall be due and payable.

                               PRUDENTIAL SECURITIES CREDIT CORPORATION

                               By _____________________________
                                  Title:


                               Date:________________________


--------------
1 Insert date no more than 30 days following the then-existing Maturity Date for such Advance.

                                                                       Exhibit F


                                    GUARANTEE

               GUARANTEE, dated as of November 22, 1996, by AAMES FINANCIAL CORPORATION, a Delaware corporation (the "Guarantor"), in favor of PRUDENTIAL SECURITIES CREDIT CORPORATION ("Lender").

               1. Guarantee. To induce Lender to enter into an Interim Loan and Security Agreement, dated as of the date hereof (the "Interim Loan Agreement"), with Aames Capital Corporation, Inc., a California corporation ("Borrower"), the Guarantor unconditionally guarantees to Lender, its successors, endorsees, and permitted assigns, the prompt payment when due of all present and future obligations and liabilities of all kinds of Borrower to Lender arising out of the Interim Loan Agreement (the "Obligations").

               2. Absolute Guarantee. The Guarantor's obligations under this Guarantee shall not be affected by the genuineness, validity, regularity, or enforceability of the Obligations or of any instrument evidencing the Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral for the Obligations, or by any other circumstance relating to the Obligations which might otherwise constitute a discharge of or defense to this Guarantee. Lender makes no representation or warranty to the Guarantor regarding such matters, and has no duty or responsibility to disclose to the Guarantor any circumstances that may now or hereafter affect such matters. Lender shall not be obligated to file any claim relating to the Obligations if Borrower becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Lender so to file shall not affect the Guarantor's obligations hereunder. If any payment by Borrower to Lender on account of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder for such Obligations as if such payment had not been made. The Guarantor's obligations under this Guarantee constitute a guarantee of payment and not of collection.

               3. Consents, Waivers, and Renewals. Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, or surrender any collateral for, or renew, any of the Obligations, and may also make any agreement with Borrower or with any other individual or entity liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Lender and Borrower or any such other individual or entity, without impairing or affecting this Guarantee. Lender may seek payment of any of the Obligations from the Guarantor, whether or not Lender shall have resorted to any collateral for the Obligations or shall have proceeded against Borrower or any other obligor principally or secondarily obligated for any of the Obligations.

               4. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Lender's counsel) incurred in the enforcement or protection of the rights of Lender under this Guarantee, and any collateral for the Obligations shall secure such payment; provided, however, that the Guarantor shall not be liable for any expenses of Lender if no payment under this Guarantee is due.

               5. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Lender, the Guarantor waives any right that it may have to be subrogated to any of the rights of the Lender against the Borrower or against any collateral security for guarantee or right of offset held by the Lender for the payment of the Obligations or to otherwise seek reimbursement, indemnity or contribution or any other payment from the Borrower in respect of payments made by the Guarantor hereunder.

               6. Continuing Guarantee. This Guarantee is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns until all of the Obligations have been satisfied in full. If any present or future Obligations are guaranteed by individuals or entities in addition to the Guarantor, the death, release, or discharge, in whole or part or the bankruptcy, liquidation, termination, or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor hereunder.

               7. No Waiver; Cumulative Rights. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, or power under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy, and power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Lender from time to time.

               8. Waiver of Notice. Except as required otherwise herein, the Guarantor waives notice of the acceptance of this Guarantee, presentment to or demand of payment from anyone liable for any of the Obligations, notice of dishonor or non-payment, protest, diligence, suit, notice of any sale of any collateral for the Obligations, notice of the taking of any action by Lender against Borrower, the Guarantor, or others, and all other notices that may otherwise be required by law.

               9.     Representations and Warranties.

               (a) The Guarantor is duly organized and validly existing under the law of the State of Delaware and has full corporate power and authority to execute, deliver, and perform this Guarantee.

               (b) The execution, delivery, and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor's certificate of incorporation or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on the Guarantor or its assets.

               (c) All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Guarantee have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery, or performance of this Guarantee.

               (d) This Guarantee constitutes the legal, valid, and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to or affecting creditors' rights and to equitable principles of general application.

               10. Assignment. The Guarantor may not assign its rights, interests, or obligations under this Guarantee to any other person without the prior written consent of Lender.

               11. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

               12. Notices. Any notice or communication to the Guarantor in respect of this Guarantee shall be sufficiently given if in writing and delivered in person or sent by certified or registered mail or the equivalent (with return receipt requested), by courier, or by facsimile addressed to the following:

                             Aames Financial Corporation
                             3731 Wilshire Boulevard
                             10th Floor
                             Los Angeles, California  90010
                             Attention:    Gary K. Judis
                                           Chairman and CEO
                             Telephone: 213-351-6100
                             Telecopy: 213-380-9365

                                    with a copy to:

                             Aames Financial Corporation
                             3731 Wilshire Boulevard
                             10th Floor
                             Los Angeles, California  90010
                             Attention:     Legal Department
                             Telephone:  213-351-6100
                             Telecopy:   213-383-4580

Any such notice or communication shall specifically identify the amounts to which this Guarantee relates, and shall be sufficiently given only upon actual receipt by the Guarantor. Any notice or communication by the Guarantor to Lender in respect of this Guarantee shall be sufficiently given if in writing and delivered in the manner provided in the Interim Loan Agreement.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to Lender as of the date first above written.

                                 AAMES FINANCIAL CORPORATION


                                 By:_________________________
                                    Name:
                                    Title: